MCG Capital Corporation 1100 Wilson Boulevard Suite 3000 Arlington, VA 22209 (703) 247-7502 (703) 247-7505 (FAX) MCGCapital.com	PRESS RELEASE Contact: Sherry L. Edwards (703) 247-7502 SEdwards@MCGCapital.com

FOR IMMEDIATE RELEASE

MCG Capital Corporation Reports First Quarter 2003

Net Income of $8.9 Million, Up 139% From 2002

Arlington, VA—April 30, 2003—MCG Capital Corporation (Nasdaq: MCGC) announced today results for the quarter ended March 31, 2003.

Highlights for the first quarter of 2003:

•	Q1 2003 operating income of $18.5 million, up 9% from Q1 2002

•	Q1 2003 net operating income before investment gains and losses (NOI) of $10.9 million, up 10% from Q1 2002

•	Net investment gains and losses of ($2.0) million for Q1 2003 compared to ($6.2) million for Q1 2002

•	Q1 2003 net income of $8.9 million, up 139% from Q1 2002

•	Dividend of $0.40 per share declared in Q1 2003

We invite interested parties to join our analyst call today at 1:30 p.m. EDT for a further discussion of our first quarter 2003 financial results. The dial-in number for the call is (800) 289-0496. International callers should dial (913) 981-5519. Please dial-in at least five minutes prior to the call to register. The call may also be accessed via an audio webcast available on the MCG website at http://investor.mcgcapital.com. Click on the April 30, 2003, Conference Call to access the call. A recording of the call will be available through May 6, 2003. The replay dial-in number is (888) 203-1112. International callers should call (719) 457-0820. The replay pass code is 349068. The replay will also be available via MCG’s website. Financial information provided in the analyst call will be available on our website at mcgcapital.com prior to the call.

MCG Capital Corporation

Press Release

April 30, 2003

SELECTED QUARTERLY OPERATING DATA

The following table shows our selected consolidated operating data for the three months ended March 31, 2003 and 2002:

	Three Months Ended March 31,
(dollars in thousands)	2003	2002
Operating income
Interest and fees on commercial loans	$17,828	$15,589
Advisory fees and other income	711	1,465

Total operating income	18,539	17,054
Operating expenses
Interest expense	2,447	2,496
Employee compensation:
Salaries and benefits	1,884	2,021
Long-term incentive compensation (a)	1,526	1,526

Total employee compensation	3,410	3,547
General and administrative expense	1,736	1,056

Total operating expenses	7,593	7,099

Net operating income (b)	$10,946	$9,955

Following is a reconciliation of net operating income to distributable net operating income (c):

Net operating income (b)	$10,946	$9,955
Long-term incentive compensation (a)	1,526	1,526

Distributable net operating income (c)	$12,472	$11,481

(a)  Includes non-cash amortization expenses related to termination of the stock option plan and issuance of related restricted stock awards at the time of the IPO and the expenses associated with the classification of dividends paid on certain restricted shares as compensation expense for GAAP purposes.

(b)  These amounts represent net operating income before investment gains and losses in the Consolidated Statements of Operations.

(c)  Distributable net operating income is a non-GAAP financial measure most comparable to net operating income before investment gains and losses as shown in the Consolidated Statements of Operations. Management believes that distributable net operating income provides a guide to amounts from operations that may be distributable to shareholders. However, actual distributions may vary and such amounts identified in this table are not intended to represent amounts we will actually distribute in future periods. Distributable net operating income may not be comparable to similarly titled measures reported by other companies.

Distributable net operating income does not represent net income or net cash provided by operating activities in accordance with GAAP and should not be considered an alternative to such items as an indication of our performance. Distributable net operating income should not be considered an alternative to cash flows as a measure of liquidity or ability to make distributions.

MCG Capital Corporation

Press Release

April 30, 2003

DETAILED FINANCIAL RESULTS

Total operating income increased 9% from $17.1 million for the first quarter of 2002 to $18.5 million for first quarter 2003. The change in operating income was made up of:

•	Increase due to asset growth—$1.5 million
•	Increase due to expanded spread over LIBOR—$1.5 million
•	Decrease due to lower LIBOR income—($0.8 million)
•	Decrease in advisory fees and other income – ($0.8 million)

Total operating expenses increased 7% from $7.1 million for the first quarter of 2002 to $7.6 million for the first quarter of 2003. The increase in operating expenses was due to higher expenses related to servicing and restructuring the credit challenged portion of our portfolio as well as an increase in certain general and administrative expenses associated with MCG’s expanded operations. Interest expense remained relatively constant.

NOI for the quarter ended March 31, 2003 totaled $10.9 million, a 10% increase from the prior year comparative quarter.

Distributable NOI (NOI excluding long-term incentive compensation) for the quarter ended March 31, 2003 totaled $12.5 million, a 9% increase from the prior year comparative quarter.

Net income amounted to $8.9 million for the quarter ended March 31, 2003 compared to net income of $3.7 million for the first quarter of 2002. Net income is calculated by taking NOI less net investment gains and losses.

Credit quality. At March 31, 2003 there were $18.4 million of loans, or 2.8% of the investment portfolio, greater than 60 days past due compared to $21.5 million of loans, or 3.1%, at December 31, 2002. At March 31, 2003, including $8.2 million of the loans greater than 60 days past due, there were $44.8 million of loans on non-accrual status representing 6.8% of the investment portfolio. At December 31, 2002, including all $21.5 million of the loans greater than 60 days past due, there were $42.7 million of loans on non-accrual status representing 6.2% of the investment portfolio.

Business activity for Q1 2003 included restructuring several portfolio investments. MCG actively analyzed new investment opportunities, however, there were no new portfolio companies added during the quarter. Our new business pipeline is robust and we expect to re-deploy our cash balances, including those generated from ordinary course principal payments and several prepayments, into new investments.

MCG Capital Corporation

Press Release

April 30, 2003

FINANCIAL STATEMENTS AND RELATED TABLES

MCG Capital Corporation

Consolidated Balance Sheets (unaudited)

(in thousands, except per share amounts)

	March 31,	December 31,
	2003	2002
Assets
Cash and cash equivalents	$37,604	$9,389
Cash, securitization accounts	28,986	43,170
Investments:
Commercial loans, at fair value (cost of $631,950 and $694,977)	624,142	668,803
Investments in equity securities—at fair value (cost of $53,245 and $37,014)	35,579	20,067
Unearned income on commercial loans	(11,299)	(12,778)

Total investments	648,422	676,092
Interest receivable	6,497	5,866
Other assets	10,072	10,476

Total assets	$731,581	$744,993

Liabilities
Borrowings	$354,908	$363,838
Interest payable	1,186	1,527
Dividends payable	12,504	13,129
Other liabilities	3,799	5,249

Total liabilities	372,397	383,743

Commitments and contingencies

Stockholders’ Equity
Preferred stock, par value $.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $.01, authorized 100,000 shares, 31,259 issued and outstanding on March 31, 2003 and December 31, 2002	313	313
Paid-in capital	419,961	419,961
Stockholder loans	(5,498)	(5,513)
Unearned compensation—restricted stock	(7,608)	(8,566)
Distributions (in excess of) less than earnings	(22,510)	(1,824)
Net unrealized depreciation on investments	(25,474)	(43,121)

Total stockholders’ equity	359,184	361,250

Total liabilities and stockholders’ equity	$731,581	$744,993

MCG Capital Corporation

Press Release

April 30, 2003

MCG Capital Corporation

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Operating income
Interest and fees on commercial loans	$17,828	$15,589
Advisory fees and other income	711	1,465

Total operating income	18,539	17,054

Operating expenses
Interest expense	2,447	2,496

Employee compensation:
Salaries and benefits	1,884	2,021
Long-term incentive compensation	1,526	1,526

Total employee compensation	3,410	3,547

General and administrative expense	1,736	1,056

Total operating expenses	7,593	7,099

Net operating income before investment gains and losses	10,946	9,955

Realized gains (losses) on investments	(19,696)	—
Net decrease (increase) in unrealized depreciation on investments	17,647	(6,234)

Net investment gains and losses	(2,049)	(6,234)

Net income/Net increase in stockholders’ equity resulting from earnings	$8,897	$3,721

Earnings per common share basic and diluted	$0.30	$0.14
Cash dividends declared per share	$0.40	$0.41

Weighted average common shares outstanding	30,067	26,817

Weighted average common shares outstanding— diluted	30,067	26,904

MCG Capital Corporation

Press Release

April 30, 2003

ADDITIONAL FINANCIAL DETAILS

Discussion of Operations

Total operating income for the first quarter of 2003 was $18.5 million, an increase of $1.5 million or 9% compared to the first quarter of 2002. Total operating income is primarily comprised of interest and fees on commercial loans. Loan interest rose $2.2 million from the first quarter of 2002 to the first quarter of 2003. The benefit of an increase in loan volume and interest spread was partially offset by a decrease in LIBOR. For these periods, average loans grew 11%, contributing a $1.5 million increase in operating income. The majority of the loans are priced as a variable spread to LIBOR and this coupon spread increased by 100 basis points in the first quarter of 2003 compared with the first quarter of 2002, resulting in an addition to income of $1.5 million. Average three month LIBOR decreased 58 basis points over these periods from 1.91% to 1.33%, decreasing income by $0.8 million. Loan fees were relatively constant. Advisory fees and other income decreased $0.8 million from the first quarter of 2002 to the first quarter of 2003.

Total operating expenses for the first quarter of 2003 were $7.6 million, an increase of $0.5 million or 7% compared to the first quarter of 2002. Interest expense declined slightly to $2.4 million in the first quarter of 2003 compared to $2.5 million in the first quarter of 2002. Average borrowings increased 22%, increasing interest expense by $0.3 million. The increase in spreads increased interest expense by $0.1 million. The increases caused by higher level of borrowings and increased spreads were offset by the decline in average LIBOR. This decline in LIBOR decreased interest expense by $0.4 million.

Other operating costs are comprised of two main components. The first component includes salaries and benefits and general and administrative expenses. These expenses increased from $3.1 million in the first quarter of 2002 to $3.6 million in the first quarter of 2003 due to higher expenses related to servicing and restructuring the credit challenged portion of our portfolio as well as an increase in certain general and administrative expenses associated with MCG’s expanded operations. The second operating expense component is long-term incentive compensation for MCG’s employees arising from the termination of our stock option plan upon conversion to a BDC. This expense totaled $1.5 million for the first quarter of 2003 and the first quarter of 2002 and represents non-cash amortization of restricted stock awards and the treatment of certain dividends as compensation.

Net operating income before investment gains and losses (NOI) for the quarter ended March 31, 2003 totaled $10.9 million compared with $10.0 million for the quarter ended March 31, 2002. Distributable NOI for the quarter ending March 31, 2003, which is NOI excluding the long-term incentive compensation expense, totaled $12.5 million compared with $11.5 million for the same quarter of 2002. Net investment gains and losses totaled ($2.0) million for the first quarter of 2003 compared to ($6.2) million for the first quarter of 2002. See the section on Asset Quality below for more detail on investment losses. Net income totaled $8.9 million for the quarter ended March 31, 2003 compared to $3.7 for the quarter ended March 31, 2002.

MCG Capital Corporation

Press Release

April 30, 2003

Asset Quality

For the first quarter of 2003, net investment gains and losses totaled ($2.0) million. This amount is comprised of:

•	$19.7 million of realized losses substantially offset by a reversal of unrealized depreciation of $18.9 million related to transactions involving four of our portfolio companies.
•	$2.5 million of gross appreciation over 60% of which is related to equity investments in two UNE-P CLEC (unbundled network elements-platform competitive local exchange carrier) telecommunications companies and
•	$3.8 million of gross depreciation more than 60% of which is related to an equity investment in a controlled portfolio company, Biznessonline.com, Inc., which recently completed an acquisition that is expected to provide value as the businesses become integrated.

In addition to various risk management and monitoring tools, MCG also uses an investment rating system to characterize and monitor our expected level of returns on each investment in our portfolio. The following table shows the fair value of our investments on the 1 to 5 investment rating scale, as of March 31, 2003 and December 31, 2002:

Distribution of Portfolio by Investment Rating

(in thousands)

	March 31, 2003		December 31, 2002
Investment	Investments at	Percentage of	Investments at	Percentage of
Rating	Fair Value	Total Portfolio	Fair Value	Total Portfolio
1	$112,032	17.0%	$109,335	15.9%
2	273,083	41.4%	296,624	43.1%
3	206,073	31.2%	224,952	32.6%
4	54,641	8.3%	39,459	5.7%
5	13,892	2.1%	18,500	2.7%

	$659,721	100.0%	$688,870	100.0%

1	Capital gain expected
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

About MCG Capital Corporation

MCG Capital Corporation (Nasdaq: MCGC) is a solutions-focused financial services company providing financing and advisory services to companies throughout the United States in the communications, information services, media and technology industry sectors. The company’s investment objective is to achieve current income and capital gains. MCG is an internally managed business development company under the Investment Company Act of 1940. Since its inception, MCG has originated an aggregate of over $2 billion in investments in over 200 transactions. MCG typically works with companies with $10 million to $150 million in annual revenues.

MCG Capital Corporation

Press Release

April 30, 2003

Forward-looking Statements:

This press release contains forward-looking statements (i.e., statements that are not historical fact) describing the Company’s future plans and objectives, such as our expectation to re-deploy cash balances into new investments, or the expected value resulting from a portfolio company’s acquisition. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including without limitation (1) the current economic downturn is impairing and any future economic downturn could impair our customers’ ability to repay our loans and increase our non-performing assets, (2) the current economic downturn is disproportionately impacting certain sectors in which we concentrate, such as certain areas within publishing and telecommunications, and any future economic downturn could disproportionately impact the communications, information services, media and technology industries in which we concentrate causing us to suffer losses in our portfolio and experience diminished demand for capital in these industry sectors, (3) a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities, (4) interest rate volatility could adversely affect our results, (5) the risks associated with the possible disruption in the Company’s operations due to terrorism and (6) the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be incorrect. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. We undertake no obligation to update such statements to reflect subsequent events.